Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
SVP FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS RECORD FIRST QUARTER 2024 RESULTS

◾	Reported sales of $571 million increased 21%; organic sales increased 6% including ~7% due to extra shipping days

◾	Reported operating margin of 16.9%, down 110 bps; adjusted operating margin of 18.2%, up 30 bps

◾	Reported EPS of $2.17, up 12%; adjusted EPS of $2.33, up 21%

◾	Announced 19% increase in quarterly dividend payments

◾	Increasing full-year 2024 sales and margin outlook

Note changes in performance are relative to first quarter 2023

North Andover, Mass., May 8, 2024 -- Watts Water Technologies, Inc., (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the first quarter of 2024.

Chief Executive Officer Robert J. Pagano Jr. commented, “Our first quarter results exceeded expectations as we delivered record first quarter sales, operating earnings, adjusted operating margin and EPS. I am grateful for the entire Watts team and our sales representatives who remain focused on delivering quality solutions and value to our customers. As a result of our first quarter performance, we are increasing our full year 2024 outlook. Organic sales growth is now expected to range from negative 4% to positive 1%, raising the midpoint by 50 basis points. Adjusted operating margin is now expected to range from 17.1% to 17.7%, raising the midpoint by 20 basis points.” (1)

Mr. Pagano continued, “The integrations of our recent acquisitions of Bradley Corporation, Josam Company and Enware are all progressing well. Our balance sheet remains strong, and our robust cash flow has continued to support incremental strategic investments into the business, return of capital to shareholders and the execution of our long-term strategy.”

A summary of first quarter financial results is as follows:

	First Quarter Ended
	March 31,	March 26,
(In millions, except per share information)	2024	2023	% Change
Sales	$570.9	$471.7	21%

Net income	72.6	64.7	12%

Diluted net income per share	$2.17	$1.93	12%

Special items (1)	0.16	(0.01)

Adjusted earnings per share (1)	$2.33	$1.92	21%

(1)	Organic sales growth, adjusted operating margin, special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

First Quarter Financial Highlights

First quarter 2024 performance relative to first quarter 2023

●	Sales of $571 million increased 21% on a reported basis, which includes sales from acquisitions, and 6% organically primarily due to extra shipping days in the quarter, which were approximately 7% of the sales increase. Excluding the extra shipping days, organic sales declined largely as a result of volume weakness in Europe. Sales from acquisitions totaled $68 million, with $60 million reported within the Americas and $8 million reported within APMEA. Favorable foreign exchange movements increased sales by $1 million.
●	Operating margin decreased 110 basis points on a reported basis and increased 30 basis points on an adjusted basis. Adjusted operating margin increased primarily due to favorable price, volume leverage and productivity, which more than offset inflation, incremental investments and the dilutive impact of acquisitions. Reported operating margin was unfavorably impacted by acquisition-related and restructuring charges.

Regional Performance

Americas

o	Sales of $419 million increased 30% on a reported basis and 11% on an organic basis due to extra shipping days, favorable price and growth in core valve products. The additional shipping days increased sales by high-single-digits. The acquisitions of Bradley and Josam contributed $60 million in sales, or 19% to reported growth.
o	Operating margin decreased 200 basis points on a reported basis and 40 basis points on an adjusted basis as benefits from price realization, volume leverage from extra shipping days and productivity were more than offset by inflation, incremental investments and the dilutive impact of the Bradley acquisition. Reported operating margin was unfavorably impacted by acquisition-related and restructuring charges.

Europe

o	Sales of $123 million decreased 4% on a reported basis, which included favorable foreign exchange movements of 1%. Organic sales decreased 5%, as extra shipping days and price realization were more than offset by lower volumes in fluid solutions, particularly in the OEM channel. The additional shipping days increased sales by mid-single-digits.
o	Operating margin increased 160 basis points on a reported basis and 110 basis points on an adjusted basis as benefits from favorable price-cost dynamic, product mix and productivity more than offset inflation and lower volume. Reported operating margin was also favorably impacted by a gain from the sale of a facility.

APMEA

o	Sales of $29 million increased 43% on a reported basis driven by the Enware acquisition, which added $8 million in sales, or 40%, to reported growth, partly offset by unfavorable foreign exchange movements of 3%. Organic sales increased 6% due to growth in New Zealand, Australia and the Middle East primarily as a result of the extra shipping days. The additional shipping days increased sales by mid-single-digits.
o	Operating margin decreased 250 basis points on a reported basis and 150 basis points on an adjusted basis as benefits from price realization, volume leverage from extra shipping days and productivity were more than offset by inflation, incremental investments and the dilutive impact of the Enware acquisition. Reported operating margin was unfavorably impacted by restructuring charges.

Cash Flow and Capital Allocation

●	For the first quarter of 2024, operating cash flow was $46 million and net capital expenditures were $9 million, resulting in free cash flow of $37 million. In the comparable period last year, operating cash flow was $33 million and net capital expenditures were $5 million, resulting in free cash flow of $28 million. Operating and free cash flow increased due to higher net income and lower working capital investment. Sequential improvement in operating and free cash flow is expected throughout 2024 due to normal seasonality.

●	On May 7, 2024, the Company announced a 19% increase in quarterly dividend payments, increasing the quarterly payments from $0.36 cents per share to $0.43 cents per share beginning in June 2024.

●	The Company repurchased approximately 20,000 shares of Class A common stock at a cost of $4.0 million during the first quarter of 2024.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss first quarter 2024 results on Thursday, May 9, 2024, at 9:00 a.m. EDT. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the webcast, the call recording will be available at the same address until May 8, 2025.

The Company's 2024 Annual Meeting of Stockholders will be held at 9:00 a.m. EDT on Wednesday, May 22, 2024 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected full year 2024 financial results, including organic sales growth and adjusted operating margin, future dividends, our strategy, the benefits from recent acquisitions, improvements in operating and free cashflow throughout 2024, our ability to manage challenging macro-economic and softer market conditions and return of capital to shareholders. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effectiveness, timing and expected savings associated with our cost-cutting actions, restructuring and initiatives; integration of acquired businesses in a timely and cost-effective manner, retention of supplier and customer relationships and key employees, and the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks and costs; changes in the status of current litigation; the war in Ukraine and other global crises; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”), as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	March 31,	March 26,
	2024	2023
Net sales	$570.9	$471.7
Cost of goods sold	303.4	253.6
GROSS PROFIT	267.5	218.1
Selling, general and administrative expenses	169.6	133.7
Restructuring	1.2	(0.3)
OPERATING INCOME	96.7	84.7
Other (income) expense:
Interest income	(2.1)	(0.4)
Interest expense	4.2	1.5
Other (income) expense, net	(0.6)	0.1
Total other expense	1.5	1.2
INCOME BEFORE INCOME TAXES	95.2	83.5
Provision for income taxes	22.6	18.8
NET INCOME	$72.6	$64.7

BASIC EPS
NET INCOME PER SHARE	$2.17	$1.94
Weighted average number of shares	33.4	33.4
DILUTED EPS
NET INCOME PER SHARE	$2.17	$1.93
Weighted average number of shares	33.5	33.5
Dividends declared per share	$0.36	$0.30

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	March 31,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$237.1	$350.1
Trade accounts receivable, less reserve allowances of $13.0 million at March 31, 2024 and $11.9 million at December 31, 2023	305.7	259.8
Inventories, net:
Raw materials	151.9	150.6
Work in process	21.3	20.2
Finished goods	250.4	228.5
Total Inventories	423.6	399.3
Prepaid expenses and other current assets	43.6	51.8
Total Current Assets	1,010.0	1,061.0
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	683.8	677.2
Accumulated depreciation	(428.8)	(429.0)
Property, plant and equipment, net	255.0	248.2
OTHER ASSETS:
Goodwill	724.3	693.0
Intangible assets, net	250.9	216.1
Deferred income taxes	21.6	23.6
Other, net	70.6	67.5
TOTAL ASSETS	$2,332.4	$2,309.4

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$162.6	$131.8
Accrued expenses and other liabilities	186.6	190.3
Accrued compensation and benefits	58.1	83.7
Total Current Liabilities	407.3	405.8
LONG-TERM DEBT	283.5	298.3
DEFERRED INCOME TAXES	12.6	13.5
OTHER NONCURRENT LIABILITIES	77.2	78.5
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,418,449 shares at March 31, 2024 and 27,352,701 shares at December 31, 2023	2.7	2.7
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 5,958,290 shares at March 31, 2024 and at December 31, 2023	0.6	0.6
Additional paid-in capital	680.6	674.3
Retained earnings	1,022.8	979.1
Accumulated other comprehensive loss	(154.9)	(143.4)
Total Stockholders' Equity	1,551.8	1,513.3
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,332.4	$2,309.4

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 31,	March 26,
	2024	2023
OPERATING ACTIVITIES
Net income	$72.6	$64.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8.6	7.0
Amortization of intangibles	4.7	3.0
(Gain) on sale of asset and loss on disposal of long-lived asset	(1.0)	0.2
Stock-based compensation	4.0	4.0
Deferred income tax	0.9	(0.7)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(44.5)	(34.8)
Inventories	(12.5)	(23.9)
Prepaid expenses and other assets	7.1	(1.9)
Accounts payable, accrued expenses and other liabilities	5.7	15.8
Net cash provided by operating activities	45.6	33.4
INVESTING ACTIVITIES
Additions to property, plant and equipment	(10.1)	(5.1)
Proceeds from the sale of property, plant and equipment	1.1	—
Business acquisitions, net of cash acquired and other	(100.8)	—
Net cash used in investing activities	(109.8)	(5.1)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	—	30.0
Payments of long-term debt	(15.0)	(30.0)
Payments for tax withholdings on vested stock awards	(12.8)	(14.6)
Payments for finance leases and other	(0.7)	(0.7)
Proceeds from share transactions under employee stock plans	—	0.1
Payments to repurchase common stock	(4.0)	(3.7)
Dividends	(12.1)	(10.1)
Net cash used in financing activities	(44.6)	(29.0)
Effect of exchange rate changes on cash and cash equivalents	(4.2)	1.7
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(113.0)	1.0
Cash and cash equivalents at beginning of year	350.1	310.8
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$237.1	$311.8

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	First Quarter Ended
	March 31, 2024	March 26, 2023
Americas	$418.8	$323.2
Europe	123.3	128.3
APMEA	28.8	20.2
Total	$570.9	$471.7

	Operating Income
	First Quarter Ended
	March 31, 2024	March 26, 2023
Americas	$85.4	$72.5
Europe	20.5	19.2
APMEA	5.0	4.0
Corporate	(14.2)	(11.0)
Total	$96.7	$84.7

	Intersegment Sales
	First Quarter Ended
	March 31, 2024	March 26, 2023
Americas	$2.6	$2.0
Europe	5.8	5.6
APMEA	21.4	22.1
Total	$29.8	$29.7

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, acquisition-related costs, gain on sale of asset and the related income tax impacts on these items. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	First Quarter Ended
	March 31,	March 26,
	2024	2023

Net sales	$570.9	$471.7

Operating income - as reported	$96.7	$84.7
Operating margin %	16.9%	18.0%

Adjustments for special items:
Restructuring	$1.2	$(0.3)
Acquisition-related costs	7.0	—
Gain on sale of asset	(1.1)	—
Total adjustments for special items	$7.1	$(0.3)
	.
Operating income - as adjusted	$103.8	$84.4
Adjusted operating margin %	18.2%	17.9%

Net income - as reported	$72.6	$64.7

Adjustments for special items - tax effected:
Restructuring	$0.9	$(0.2)
Acquisition-related costs	5.2	—
Gain on sale of asset	(0.8)	—
Total adjustments for special items - tax effected	$5.3	$(0.2)

Net income - as adjusted	$77.9	$64.5

Diluted earnings per share - as reported	$2.17	$1.93
Restructuring	0.03	(0.01)
Acquisition-related costs	0.15	—
Gain on sale of asset	(0.02)	—
Diluted earnings per share - as adjusted	$2.33	$1.92

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	First Quarter Ended					First Quarter Ended
	March 31, 2024					March 26, 2023
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$418.8	123.3	28.8	—	570.9	$323.2	128.3	20.2	—	471.7

Operating income (loss) - as reported	$85.4	20.5	5.0	(14.2)	96.7	$72.5	19.2	4.0	(11.0)	84.7
Operating margin %	20.4%	16.6%	17.2%		16.9%	22.4%	15.0%	19.7%		18.0%

Adjustments for special items	$7.3	(1.1)	0.2	0.7	7.1	$0.1	(0.4)	—	—	(0.3)

Operating income (loss) - as adjusted	$92.7	19.4	5.2	(13.5)	103.8	$72.6	18.8	4.0	(11.0)	84.4
Adjusted operating margin %	22.1%	15.7%	18.2%		18.2%	22.5%	14.6%	19.7%		17.9%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales March 31, 2024	$418.8	$123.3	$28.8	$570.9
Reported net sales March 26, 2023	323.2	128.3	20.2	471.7
Dollar change	$95.6	$(5.0)	$8.6	$99.2
Net sales % increase (decrease)	29.6%	(3.9)%	42.6%	21.0%
(Decrease) increase due to foreign exchange	—%	(1.2)%	3.9%	(0.1)%
Increase due to acquisition	(18.6)%	—%	(40.1)%	(14.5)%
Organic sales increase (decrease)	11.0%	(5.1)%	6.4%	6.4%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 31,	March 26,
	2024	2023

Net cash provided by operations - as reported	$45.6	$33.4
Less: additions to property, plant, and equipment	(10.1)	(5.1)
Plus: proceeds from the sale of property, plant, and equipment	1.1	—
Free cash flow	$36.6	$28.3

Net income - as reported	$72.6	$64.7

Cash conversion rate of free cash flow to net income	50.4%	43.7%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	March 31,	December 31,
	2024	2023

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	283.5	298.3
Less: Cash and cash equivalents	(237.1)	(350.1)
Net debt	$46.4	$(51.8)

Net debt	$46.4	$(51.8)
Plus: Total stockholders' equity	1,551.8	1,513.3
Capitalization	$1,598.2	$1,461.5

Net debt to capitalization ratio	2.9%	(3.5)%

TABLE 6

2024 FULL YEAR OUTLOOK – RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2024 Outlook
Approximately
Net Sales
Reported net sales growth	7% to 12%
Forecasted impact of acquisition / FX	(11)%
Organic sales growth	(4)% to 1%

Operating Margin
Operating margin range	16.6% to 17.2%
Forecasted restructuring / other costs	0.5%
Adjusted operating margin range	17.1% to 17.7%